Sigma Labs Reports Second Quarter 2019 Financial Results

Recent Proof of Concept Wins with Major OEM’s and Fortune Global 500 Companies Position Sigma for Commercial Orders

SANTA FE, NM - August 14, 2019 — Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs”), a leading provider of quality assurance software to the commercial 3D printing industry, reported its financial and operational results for the second quarter ended June 30, 2019.

Key Second Quarter 2019 and Subsequent Highlights

●	Selected by a major international OEM machine manufacturer to deploy two PrintRite3D® quality assurance software programs as part of an evaluation process for a broader rollout.

●	Selected by Airbus (AIR:FP / OTC: EADSY), a global leader in aeronautics, space and related services to deploy the PrintRite3D version 5.0 software product into a laser powder bed printer as part of a testing and evaluation program ahead of a larger potential commercial rollout throughout the Airbus organization.

●	Partnered with Materialise NV (NASDAQ: MTLS), a leading provider of additive manufacturing software and 3D printing solutions, and as a result of being Sigma’s first RTE installation, entered an agreement to integrate Sigma Labs’ proprietary PrintRite3D software solution into Materialise’s embedded hardware solution.

●	Launched the breakthrough PrintRite3D® version 5.0 quality assurance software at the RAPID+TCT 3D Printing and Additive Manufacturing Conference in May 2019, a step-change software update featuring real-time melt pool analytics with automated anomaly detection, enabling exciting new industrial-scale applications of the company’s software.

●	Realized third-party validation of Sigma Labs’ proprietary PrintRite3D® quality assurance software through a Defense Advanced Research Project Agency (DARPA) research study conducted in collaboration with Honeywell Aerospace.

●	Fortified our balance sheet through a $2.3 million underwritten public offering of common stock in August 2019 to advance commercialization efforts of its proprietary quality assurance software products.

●	Appointed Frank D. Orzechowski as Chief Financial Officer effective July 1, 2019. The 30-year financial and operational veteran has led large teams through significant corporate transactions, including mergers and acquisitions, financings and other transactions during his career.

●	Presented at multiple investor and industry conferences to strengthen the company’s commercial and investor presence, including:

○	AeroDef Manufacturing Conference in Long Beach, California;
○	RAPID+TCT 2019 Additive Manufacturing Conference in Detroit; and
○	9th Annual LD Micro Invitational Investor Conference in Los Angeles, California.

Management Commentary

“The second quarter of 2019 was highlighted by sustained commercialization efforts, as we continue to make meaningful progress towards integrating our proven quality assurance technology into innovative new applications in the multi-billion-dollar industrial 3D printing market,” said John Rice, Chief Executive Officer of Sigma Labs.

“Our focus remains on four key areas:

1.	Product Development: Making our proprietary PrintRite3D software increasingly simple to use for our customers and integrating it into exciting new end-user applications, as demonstrated with our version 5.0 which integrated an improved user interface as well as other exciting new capabilities, transforming it into a readily usable software product.

2.	Securing New Evaluation Programs: As with our recently announced Airbus partnership to evaluate our PrintRite3D version 5.0 software for a broader rollout, we continue to seek placements with top-tier manufacturers, allowing them to ‘test drive’ our software, demonstrating the clear value and making a wider-scale purchase more likely.

3.	Negotiating OEM Transactions: As part of our broader vision for the company, our goal is to have PrintRite3D deployed into the marketplace directly from the factory, coming pre-installed on new machines. We will continue to make a strong push at all the original equipment manufacturers to establish long-term OEM partner agreements to integrate PrintRite3D into their machines, adding value both for Sigma Labs shareholders and their end-customers who will experience better overall manufacturing quality.

4.	Preserving Shareholder Value: We recently announced the completion of a $2.3 million public offering of common stock, which fortifies our balance sheet and, through our capital-light operating model and disciplined approach to capital allocation, brings Sigma Labs much closer to a profitable entity. We seek to minimize dilution wherever possible and constantly seek out new ways to build long-term value for our shareholders.

“Our core software product, proven out and vetted through case studies with DARPA and Honeywell Aerospace, addresses significant unmet market challenges facing the 3D metal printing industry. I believe we are on the cusp of realizing key operational milestones that position us for a memorable year and look forward to creating long-term value for our shareholders as we continue our steady pace of operational execution.

“Given the recent momentum, new CFO appointment, and to increase our transparency with the investor community, we will be returning to a regular cadence of quarterly conference calls commencing with third quarter of 2019 financial results in early November. We look forward to sharing more on our developing story at upcoming industry conferences in Austin, Texas and Frankfurt, Germany and soon to be announced investor conferences in 2019,” concluded Rice.

Second Quarter 2019 Financial Results

Revenue for the second quarter of 2019 decreased 66% to $33,582, as compared to $98,663 in the second quarter of 2018. This decrease is primarily attributable to the 100% dedication of our printer to Internal R&D in the second quarter of 2019 as we accelerated development of the Inspect product, as well as an overall decline in AM revenue.

Gross profit in the second quarter of 2019 decreased to negative $27,043, as compared to $30,095, or 30.5% of revenues, in the second quarter of 2018. The decrease in our gross margin is primarily attributable to the additional travel and labor costs associated with the on-site and remote collaboration involved in initiation of the company’s Rapid Test and Evaluation programs.

Total operating expenses were $1.6 million in the second quarter of 2019, as compared to $1.4 million in the second quarter of 2018.

Net loss in the second quarter of 2019 totaled $1.6 million, or $(0.15) per share, compared to a net loss of $1.4 million, or $(0.25) per share, in the second quarter of 2018.

Cash totaled $0.7 million at June 30, 2019, as compared to $1.9 million at March 31, 2019. Subsequent to the closing of the second quarter of 2019, Sigma Labs completed a $2.3 million public offering of common stock.

About Sigma Labs

Sigma Labs, Inc. (NASDAQ: SGLB) is a leading provider of quality assurance software to the commercial 3D printing industry under the PrintRite3D® brand. Founded in 2010, Sigma is a software company that specializes in the development and commercialization of real-time computer aided inspection (CAI) solutions known as PrintRite3D® for 3D advanced manufacturing technologies. Sigma Labs’ advanced computer-aided software product revolutionizes commercial additive manufacturing, enabling non-destructive quality assurance mid-production, uniquely allowing errors to be corrected in real-time. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 1, 2019 and which may be viewed at http://www.sec.gov.

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30, 2019	December 31, 2018

ASSETS
Current Assets:
Cash	$696,390	$1,279,782
Accounts Receivable, net	37,982	38,800
Note Receivable, net	79,875	121,913
Inventory	570,426	240,086
Prepaid Assets	68,718	67,255
Total Current Assets	1,453,391	1,747,836

Other Assets:
Property and Equipment, net	205,538	277,944
Intangible Assets, net	510,718	404,978
Investment in Joint Venture	500	500
Total Other Assets	716,756	683,422

TOTAL ASSETS	$2,170,147	$2,431,258

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$368,055	$217,488
Notes Payable	50,000	50,000
Deferred Revenue	78,773	51,498
Accrued Expenses	271,154	376,833
Total Current Liabilities	767,982	695,819

TOTAL LIABILITIES	767,982	695,819

Commitments & Contingencies

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; None issued and outstanding, respectively	-	-
Common Stock, $0.001 par; 22,500,000 shares authorized; 10,937,590, and 8,776,629 issued and outstanding, respectively	10,938	8,777
Additional Paid-In Capital	24,243,575	21,501,407
Accumulated Deficit	(22,852,348)	(19,774,745)
Total Stockholders’ Equity	1,402,165	1,735,439

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,170,147	$2,431,258

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

REVENUES	$33,582	$98,663	$98,032	$202,078

COST OF REVENUE	60,625	68,568	157,180	142,363

GROSS PROFIT	(27,043)	30,095	(59,148)	59,715

OPERATING EXPENSES:
Salaries & Benefits	581,356	426,049	1,093,916	824,706
Stock-Based Compensation	220,360	423,067	474,566	584,589
Operating R&D Costs	118,845	95,045	264,117	217,022
Investor & Public Relations	157,318	103,197	315,107	283,596
Legal & Professional Service Fees	218,919	177,929	403,489	316,352
Office Expenses	184,068	110,936	350,178	206,042
Depreciation & Amortization	49,203	48,253	97,586	95,574
Other Operating Expenses	38,994	38,035	77,203	71,760
Total Operating Expenses	1,569,064	1,422,511	3,076,162	2,599,641

LOSS FROM OPERATIONS	(1,596,107)	(1,392,416)	(3,135,310)	(2,539,926)

OTHER INCOME (EXPENSE)
Interest Income	7,016	3,719	12,798	17,086
State Incentives	-	-	51,877	-
Exchange Rate Gain (Loss)	(2,264)	1,304	(2,710)	1,304
Interest Expense	(2,136)	(1,411)	(4,258)	(1,411)
Loss on Disposal of Assets	-	-	-	(36,733)
Total Other Income (Expense)	2,616	3,612	57,707	(19,754)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,593,491)	(1,388,804)	(3,077,603)	(2,559,680)

Provision for income Taxes	-	-	-	-

Net Loss	$(1,593,491)	$(1,388,804)	$(3,077,603)	$(2,559,680)

Net Loss per Common Share – Basic and Diluted	$(0.15)	$(0.25)	$(0.31)	$(0.48)

Weighted Average Number of Shares Outstanding – Basic and Diluted	10,777,590	5,572,015	10,063,806	5,286,362

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018
OPERATING ACTIVITIES
Net Loss	$(3,077,603)	$(2,559,680)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	97,586	95,574
Stock Based Compensation	474,150	594,915
Loss on Write-off of Asset	-	36,733
Change in assets and liabilities:
Accounts Receivable	818	41,028
Interest Receivable	27,038	38,139
Inventory	(330,340)	47,100
Prepaid Assets	(1,463)	(9,613)
Accounts Payable	150,567	187,495
Deferred Revenue	27,275	34,026
Accrued Expenses	(105,678)	21,764
NET CASH USED IN OPERATING ACTIVITIES	(2,737,650)	(1,472,519)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(23,796)	(41,968)
Purchase of Intangible Assets	(107,124)	(60,147)
Payment Received from Notes Receivable	15,000	632,197
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(115,920)	530,082

FINANCING ACTIVITIES
Proceeds from issuance of Series B Preferred & Warrants	-	1,000,000
Proceeds from issuance of Series C Preferred & Warrants	-	350,000
Gross Proceeds from issuance of Common Stock and Warrants	2,521,220	2,040,100
Less Offering Costs	(326,890)	(443,700)
Proceeds from exercise of Warrants	75,848	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,270,178	2,946,400

NET CHANGE IN CASH FOR PERIOD	(583,392)	2,003,963

CASH AT BEGINNING OF PERIOD	1,279,782	1,515,674

CASH AT END OF PERIOD	$696,390	$3,519,637

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Conversion of Convertible Debt for Stock	$-	(50,000)
Other noncash operating activities disclosure:
Issuance of Common Stock for services	$153,000	$256,264
Disclosure of cash paid for:
Interest	$2,514	$8,761
Income Taxes	$-	$-